Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated March 27, 2017 relating to the financial statements, which appears in Sophiris Bio Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
San Diego, California
August 24, 2017